                                                                   Exhibit 10.20


                                                                  Conformed Copy





================================================================================




                                   GUARANTEE


                                    made by


                                THE GEON COMPANY


                                  in favor of


                                 THE PURCHASERS


                                       of


                        SUNBELT CHLOR ALKALI PARTNERSHIP

                    GUARANTEED SECURED SENIOR NOTES DUE 2017

                                    SERIES 0

                         Dated as of December 22, 1997




================================================================================

                               TABLE OF CONTENTS

                                                                            Page
                                    ARTICLE I
                                 DEFINED TERMS

Section 1.1.  Definitions .................................................... 1
Section 1.2.  Other Definitional Provisions .................................. 8

                                   ARTICLE II
                                   GUARANTEE

Section 2.1.  Guarantee .....................................................  8
Section 2.2.  Mandatory Purchase and Optional Purchases .....................  9
Section 2.3.  Right of Contribution ......................................... 10
Section 2.4.  Limitation on Contribution and Subrogation .................... 10
Section 2.5.  Amendments, etc. with respect to the Issuer Obligations........ 11
Section 2.6.  Guarantee Absolute and Unconditional .......................... 12
Section 2.7.  Reinstatement ................................................. 14
Section 2.8.  Payments ...................................................... 15
Section 2.9.  Ranking ....................................................... 15

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

Section 3.1.  Organization; Power and Authority ............................. 15
Section 3.2.  Authorization, etc ............................................ 15
Section 3.3.  Disclosure .................................................... 16
Section 3.4.  Financial Statements .......................................... 16
Section 3.5.  Compliance with Laws, Other Instruments, etc .................. 16
Section 3.6.  Governmental Authorizations, etc .............................. 17
Section 3.7.  Status under Certain Statutes ................................. 17

                                   ARTICLE IV
                                   COVENANTS

Section 4.1.  Statements by Officers as to Default .......................... 17
Section 4.2.  Existence ..................................................... 18
Section 4.3.  Maintenance of Properties ..................................... 18

Section 4.4.  Payment of Taxes and Other Claims ............................. 18
Section 4.5.  Limitations on Liens .......................................... 19
Section 4.6.  Limitation on Sale and Leaseback Transactions ................. 20
Section 4.7.  Limitation on Consolidations, etc ............................. 20

                                   ARTICLE V
                                  MISCELLANEOUS

Section 5.1.  Amendments in Writing ......................................... 24
Section 5.2.  Notices 24
Section 5.3.  No Waiver by Course of Conduct, Cumulative Remedies ........... 25
Section 5.4.  Enforcement Expenses, Indemnification ......................... 25
Section 5.5.  Successors and Assigns ........................................ 26
Section 5.6.  Counterparts .................................................. 26
Section 5.7.  Severability .................................................. 26
Section 5.8.  Section Headings .............................................. 26
Section 5.9.  Integration ................................................... 26
Section 5.10. Governing Law ................................................. 27
Section 5.11. Litigation; Waivers ........................................... 27
Section 5.12. WAIVER OF JURY TRIAL .......................................... 27


                                   SCHEDULES

Schedule 3.3-   DISCLOSURE OF ADDITIONAL INFORMATION
Schedule 5.2-   NOTICE ADDRESSES OF GUARANTOR

                                   GUARANTEE


        GUARANTEE, dated as of December 22, 1997, made by THE GEON COMPANY, a Delaware corporation (the "Guarantor"), in favor of each of the holders of the Guaranteed Secured Senior Notes due 2017, Series G (the "Series G Notes") issued by Sunbelt Chlor Alkali Partnership (the "Issuer") pursuant to the Note Purchase Agreements, each dated December 22, 1997 (as amended, supplemented or otherwise modified from time to time, the "Note Purchase Agreements"), between the Issuer and each of the Purchasers.


                                   RECITALS:

        WHEREAS, pursuant to the Note Purchase Agreements, each of the Purchasers has severally agreed to purchase its respective Series G Notes upon the terms and subject to the conditions set forth therein;

        WHEREAS, the Issuer is a Delaware general partnership between a Subsidiary of the Guarantor and a Subsidiary of Olin; and

        WHEREAS, it is a condition precedent to the obligation of the Purchasers to purchase the Notes under the Note Purchase Agreements that the Guarantor shall have executed and delivered this Guarantee for the ratable benefit of the holders of the Series G Notes;

        NOW, THEREFORE, in consideration of the premises and to induce the Purchasers to enter into the Note Purchase Agreements and to induce the Purchasers to purchase their respective Notes, the Guarantor hereby agrees with each Purchaser, for the ratable benefit of the Purchasers and the holders of the Series G Notes, as follows:


                                   ARTICLE I
                                 DEFINED TERMS

        Section 1.1. Definitions. (a) Unless otherwise defined herein, terms defined in the Note Purchase Agreements and used herein shall have the meanings given to them in the Note Purchase Agreements.

        (b) The following terms shall have the following meanings:

        "Attributable Value" means, as to any particular lease under which any Person is at the time liable and at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid by such Person under such lease during the initial term thereof as determined in accordance with generally accepted accounting principles, discounted from such initial term date to the date of determination at a rate per annum equal to the discount rate which would be applicable to a Capital Lease Obligation with like term in accordance with generally accepted accounting principles. The net amount of rent required to be paid under any such lease for any such period shall be the lesser of: (1) the aggregate amount of rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of insurance, taxes, assessments, utility, operating and labor costs and similar charges and (2) in the case of any lease which is terminable by the lessee upon the payment of a penalty, the net amount calculated pursuant to (1) but adjusted to also include the amount of such penalty and to exclude any rent which would otherwise be required to be paid under such lease subsequent to the first date upon which it may be so terminated.

        "Capital Lease Obligation" means, as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other Indebtedness arrangements conveying the right to use) real or personal property of such Person, which are required to be classified and accounted for as a capital lease or a liability on the face of a balance sheet of such Person under GAAP.

        "Debt" means any notes, bonds, debentures or other similar evidences of indebtedness for money borrowed.

        "ERISA Affiliate" means any trade or business (whether or not incorpo-rated) that is treated as a single employer together with the Guarantor under section 414 of the Code.

        "Guarantee" means this Guarantee, as the same may be amended, supple-mented or otherwise modified from time to time.

        "Guarantor" is defined in the preamble.

        "Guarantor Event of Default" with respect to the Guarantor shall exist if any of the following conditions or events shall occur and be continuing:

               (a) the Guarantor defaults in the payment of any Guarantor Obligation for more than five Business Days after the same becomes due and payable; or

               (b) the Guarantor defaults in the performance of or compliance with any term contained herein (other than those referred to in clause
          (a)) and such default is not remedied within 30 days after the earlier of (j) a Responsible Officer of the Guarantor obtaining actual knowledge of such default and (ii) the Guarantor receiving written notice of such default from any holder of a Note (any such written notice to be identified as a "notice of default" and to refer specifically to this clause (b) of this definition); or

               (c) any representation or warranty made in writing by or on behalf of the Guarantor in this Guarantee or any Related Document to which it is a party or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made; or

               (d) (j) the Guarantor or any of the Guarantor's Significant Subsidiaries is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness that is outstanding in an aggregate principal amount of at least $25,000,000 beyond any period of grace provided with respect thereto, or (ii) the Guarantor or any of the Guarantor's Significant Subsidiaries is in default in the performance of or compliance with any term of any evidence of any Indebtedness in an aggregate outstanding principal amount of at least $25,000,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared (or one or more Persons are entitled to declare such Indebtedness to be), due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Indebtedness to convert such Indebtedness into equity interests),
          (x) the Guarantor or any of the Guarantor's Significant Subsidiaries has become obligated to purchase or repay an aggregate principal amount of at least $25,000,000 of Indebtedness before its regular maturity or before its regularly scheduled dates of payment, or (y) one or more Persons have the exercisable right to require the Guarantor or any of the Guarantor's Significant Subsidiaries to so purchase or repay an aggregate principal amount of at least $25,000,000 of Indebtedness; or

               (e) the occurrence of a Bankruptcy Event with respect to the Guarantor or any of the Guarantor's Significant Subsidiaries;

               (f) a final judgment or judgments for the payment of money aggregating in excess of $10,000,000 are rendered against the Guarantor or any of the Guarantor's Significant Subsidiaries, which judgments (j) are not within 60 days after entry thereof bonded, discharged or stayed pending appeal; or (ii) are not discharged within 60 days after the expiration of such stay; or

               (g) the Guarantee of the Guarantor shall cease to be in full force and effect or the Guarantor or any person acting on behalf of the Guarantor shall contest in any manner the validity, binding nature or enforceability of this Guarantee.

        "Guarantor Material Adverse Effect" means a material adverse effect on
(a) the financial condition or operations of the Guarantor and its Subsidiaries taken as a whole, or (b) the ability of the Guarantor to perform its obligations under this Guarantee, or (c) the validity or enforceability of this Guarantee or any other Related Document to which the Guarantor is a party.

        "Guarantor Obligations" means with respect to the Guarantor, the collec-tive reference to (j) the Series G Issuer Obligations, (ii) the Guarantor Portion of the Miscellaneous Issuer Obligations and (iii) all obligations and liabilities of the Guarantor which may arise under or in connection with this Guarantee or any other Related Document to which the Guarantor is a party, in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, out of pocket costs and expenses or otherwise (including, without limitation, all reasonable fees and disbursements of counsel to the Collateral Agent or to the Noteholders that are required to be paid by the Guarantor pursuant to the terms of this Guarantee or any other Related Document to which the Guarantor is a party).

        "Guarantor Portion" means (a) at any time when the Olin Guarantee is no longer in full force and effect, 100% or (b) Olin or any person acting on behalf of Olin shall be contesting the validity, binding nature or enforceability of the Olin Guarantee, 100%, provided that, if the foregoing occurs after a Default or an Event of Default has occurred, 50%, or (c) after the occurrence of a Bankruptcy Event in respect of Olin, 100%, or (d) if an Issuer Affiliate acquires all of the outstanding Series G Notes or the Series G Notes are prepaid or repaid in full, in each case together with all Miscellaneous Issuer Obligations that the Guarantor would have been obligated to pay as of the date of such purchase or payment, 0%, and (e) at any time when none of the preceding clauses of this definition shall be applicable, 50%.

        "Guarantor Transfer" is defined in Section 5.5.

        "Incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume as a direct obligation or a Contingent Obligation, or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to generally accepted accounting principles or otherwise, of any such Indebtedness or other obligation on the balance sheet of any such Person (and "Incurrence," "Incurred," "Incurrable" and "Incurring" shall have meanings correlative to the foregoing); provided, that a change in generally accepted accounting principles that results in an obligation of such Person that exists at such time becoming Indebtedness shall not be deemed an Incurrence of such Indebtedness, and "Incur" means with respect to any Lien, to create, incur or assume such Lien on any asset or property (and "Incurrence," "Incurred," "Incurable" and "Incurring" shall have meanings correlative to the foregoing).

        "Issuer" is defined in the preamble.

        "Issuer Affiliate" means the Guarantor, the Other Guarantor, the Issuer, or any Affiliate of any of them.

        "Issuer Obligations" means the collective reference to the unpaid principal of and interest on the Series G Notes and all other obligations and liabilities of the Issuer in respect of the Series G Notes (including, without limitation, interest accruing at the then applicable rate provided in the Note Purchase Agreements after the maturity of the Series G Notes and interest accruing at the then applicable rate provided in the Note Purchase Agreements after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Issuer, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) and Make Whole Amount, if any, on the Series G Notes and all other obligations and liabilities of the Issuer to the Collateral Agent or any Noteholders, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of' or in connection with, the Note Purchase Agreements and the other Issuer Related Documents, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, out-of-pocket costs and expenses or otherwise (including, without limitation, all reasonable fees and disbursements of counsel to the Collateral Agent or to the Noteholders that are required to be paid by the Issuer pursuant to the terms of any of the foregoing agreements).

        "Lien" means with respect to any property or asset, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement (other than any easement not materially impairing usefulness or marketability), encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property or assets (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

        "Material" or "material" means material in relation to the financial condition or operation of the Guarantor.

        "Miscellaneous Issuer Obligations" means the collective reference to all obligations and liabilities of the Issuer to the Collateral Agent or any Noteholders, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Note Purchase Agreements and the other Issuer Related Documents, in each case whether on account of reimbursement obligations, fees, indemnities, out-of-pocket costs and expenses or otherwise (including, without limitation, all reasonable fees and disbursements of counsel to the Collateral Agent or to the Noteholders that are required to be paid by the Issuer pursuant to the terms of any of the foregoing agreements), provided that Miscellaneous Issuer Obligations shall not mean or include any Series 0 Issuer Obligations or Series G Issuer Obligations.

        "Note Purchase Agreements" is defined in the preamble.

        "Notes" is defined in the Note Purchase Agreements.

        "Obligations" means (j) in the case of the Issuer, the Issuer Obligations, and (ii) in the case of the Guarantor, its Guarantor Obligations.

        "Olin" means Olin Corporation, a Virginia corporation, in its capacity as guarantor under the Olin Guarantee.

        "Olin Guarantee" means the Guarantee, dated the date hereof, made by Olin in favor of the Purchasers.

        "Opinion of Counsel" means a written opinion of general counsel of the Guarantor or other inside counsel for the Guarantor, who shall be acceptable to the Required Holders.

        "Other Guarantee" means the Olin Guarantee and any other guarantee by any other Person of any portion of the Issuer Obligations.

        "Other Guarantor" means Olin, in its capacity as guarantor under the Olin Guarantee, and any guarantor under any Other Guarantee.

        "Sale and Leaseback Transaction" means with respect to any Person an arrangement with any bank, insurance company or other lender or investor (or pool thereof) or to which such lender or investor (or pool thereof) is a party, providing for the leasing by such Person or any of its Subsidiaries of any property or asset of such Person or any of its Subsidiaries which has been or is being sold or transferred by such Person or such Subsidiary more than 270 days after the acquisition thereof or the completion of construction or commencement of operation thereof to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such property or asset.

        "Series G Issuer Obligations" means the collective reference to the unpaid principal of and interest on the Series 0 Notes and all other obligations and liabilities of the Issuer in respect of the Series G Notes (including, without limitation, interest accruing at the then applicable rate provided in the Note Purchase Agreements after the maturity of the Series 0 Notes and interest accruing at the then applicable rate provided in the Note Purchase Agreements after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Issuer, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) and Make-Whole Amount, if any, on the Series G Notes.

        "Series G Notes" is defined in the preamble.

        "Series O Notes" is defined in the Note Purchase Agreements.

        "Series 0 Issuer Obligations" means the collective reference to the unpaid principal of and interest on the Series 0 Notes and all other obligations and liabilities of the Issuer in respect of the Series 0 Notes (including, without limitation, interest accruing at the then applicable rate provided in the Note Purchase Agreements after the maturity of the Series 0 Notes and interest accruing at the then applicable rate provided in the Note Purchase Agreements after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Issuer, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) and Make-Whole Amount, if any, on the Series 0 Notes.

        "Significant Subsidiary" means any Subsidiary of the Guarantor whose assets exceed the greater of (1) $100 million, or (2) 15% of the consolidated total assets of the Guarantor, determined in accordance with GAAP as of the most recent fiscal quarter end.

        "Subsidiary" is defined in the Note Purchase Agreements; provided how-ever, that unless the context otherwise clearly requires, any reference to a "Subsidiary" herein is a reference to a Subsidiary of the Guarantor.

        "Tangible Assets" of any Person means, at any date, the gross book value as shown by the accounting books and records of such Person of all its property both real and personal, less the net book value of (i) all its licenses, patents, patent applications, copyrights, trademarks, trade names, goodwill, non-compete agreements or organizational expenses and other like intangibles,
(ii) unamortized Indebtedness discount and expense, (iii) all reserves for depreciation, obsolescence, depletion and amortization of its properties and
(iv) all other proper reserves which in accordance with generally accepted accounting principles should be provided in connection with the business conducted by such Person; provided, however, that with respect to the Guarantor and its Subsidiaries, adjustments following the date of this Guarantee to the accounting books and records of the Guarantor and its Subsidiaries resulting from the acquisition of control of the Guarantor by another Person in accordance with Accounting Principles Board Opinions Nos. 16 and 17 or otherwise shall not be given effect to.

        Section 1.2. Other Definitional Provisions. (a) The words "hereof," "herein", "hereto" and "hereunder" and words of similar import when used in this Guarantee shall refer to this Guarantee as a whole and not to any particular provision of this Guarantee, and Section and Schedule references are to this Guarantee unless otherwise specified.

        (b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.


                                   ARTICLE II
                                   GUARANTEE

        Section 2.1. Guarantee. (a) The Guarantor hereby unconditionally and irrevocably, guarantees to each Purchaser and each Noteholder, for the ratable benefit of the Purchasers and the Noteholders and their respective permitted successors, permitted endorsees, permitted transferees and permitted assigns, the prompt and complete payment and performance by the Issuer when due (whether at the stated maturity, by acceleration or otherwise) of (i) the Series G Issuer Obligations and (ii) the Guarantor Portion of the Miscellaneous Issuer Obligations.

        (b) The guarantee contained in this Article II shall be a continuing guarantee and remain in full force and effect until all the Guarantor Obligations shall have been satisfied by cash payment in full, subject to reinstatement pursuant to Section 2.7.

        Section 2.2. Mandatory Purchase and Optional Purchases. (a) The Guarantor agrees, upon the occurrence of a Guarantor Event of Default (as defined herein), that the Guarantor shall immediately purchase all Series G Notes then out- standing ratably from each Noteholder at a price in cash equal to 100% of the principal amount of such Noteholder's Series G Notes, and together with interest on such purchased principal amount which is accrued and unpaid on the date of such purchase (including, without limitation, interest accruing at the then applicable rate provided in the Note Purchase Agreements after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Issuer, whether or not a claim for post-filing or post-petition interest is allowed in such pro-ceeding) and any Make-Whole Amount on such purchased principal amount computed as of the date of such purchase;

        (b) The Guarantor or an Affiliate of the Guarantor may at any time (subject to the applicable provisions of the Note Purchase Agreements) purchase the Notes ratably from each Noteholder in whole or in part (including as all or part of a Series) at a purchase price in cash equal to 100% of the principal amount so purchased, plus accrued and unpaid interest on the principal amount so purchased and the Make-Whole Amount determined for the purchase date with respect to such principal amount, provided that following any such purchase at any time when a Default, Event of Default, Guarantor Default or Guarantor Event of Default (as each such term is defined in the Note Purchase Agreements) shall have occurred and be continuing, such Purchaser may not transfer any such Notes to any Person other than an Affiliate of the Guarantor.

        (c) The Guarantor or an Affiliate of the Guarantor or the Person referred to in Section 8.2(d) of the Note Purchase Agreements may at any time purchase the Notes held by the non-consenting holders as provided in Section 8.2.(d) of the Note Purchase Agreements.

        (d) The Guarantor will not purchase, redeem, prepay or otherwise acquire, directly or indirectly, any or all of the outstanding Notes (including as all or any part of a Series) except upon the purchase, redemption, payment or prepayment of the

Notes in accordance with the terms of this Guarantee and the Note Purchase Agreement or pursuant to an offer made pro rata and on the same terms to the holders of all of the Notes.

        (e) Any Notes purchased by the Guarantor pursuant to this Section shall be held by it (or its Affiliates) subject to Section 17.4 of the Note Purchase Agreements and the Subordination Agreement.

        Section 2.3. Right of Contribution. The Collateral Agent, on behalf of the Noteholders, acknowledges that a right of contribution may exist as among the Guarantors with respect to payments made by the Guarantors under the Guarantees. The Guarantor hereby agrees that to the extent the Guarantor shall have any right to seek and receive contribution from and against any Other Guarantor, such right of contribution shall be subject to the terms and conditions of Section 2.4. No such right of contribution shall in any respect limit the obligations and liabilities of the Guarantor to the Collateral Agent and the Noteholders, and the Guarantor shall remain liable to the Collateral Agent and the Noteholders for the full amount guaranteed by the Guarantor hereunder.

        Section 2.4. Limitation on Contribution and Subrogation. (a) Not-withstanding any payment made by the Guarantor hereunder or any set-off or application of funds of the Guarantor by the Collateral Agent or any Noteholder, the Guarantor shall not be entitled to be subrogated to any of the rights of the Collateral Agent or any Noteholder against the Issuer or any collateral security or guarantee or right of offset held by the Collateral Agent or any Noteholder for the payment of any portion of the Issuer Obligations, nor shall the Guarantor seek or be entitled to seek any contribution from the Issuer, until all amounts owing to the Collateral Agent and the Noteholders by the Issuer on account of the Issuer Obligations are paid in full. Unless and until all of the Issuer Obligations and the Guaranteed Obligations shall have been discharged in full, the Guarantor will not assign or otherwise transfer any such claim against the Issuer to any other Person. If any amount shall be paid to the Guarantor on account of such subrogation rights at any time when all of the Issuer Obligations shall not have been fully bonded or paid in full, such amount shall be held by the Guarantor in custody for the Collateral Agent and the Noteholders, segregated from other funds of the Guarantor, and shall, forthwith upon receipt by the Guarantor, be turned over to the Collateral Agent in the exact form received by the Guarantor (duly endorsed by the Guarantor to the Collateral Agent, if required), to be applied against the Issuer Obligations, whether matured or unmatured, in such order as the Collateral Agent may determine.

        (b) Notwithstanding any payment made by the Guarantor hereunder or any set-off or application of funds of the Guarantor by the Collateral Agent or any

Noteholder, the Guarantor shall not be entitled to be subrogated to any of the rights of the Collateral Agent or any Noteholder against any Other Guarantor, nor shall the Guarantor seek or be entitled to seek any contribution from any Other Guarantor in respect of payments made by the Guarantor hereunder, until either (i) all amounts owing to the Collateral Agent and the Noteholders by the Issuer on account of the Issuer Obligations relating to the Series of Notes guaranteed by such Other Guarantor are paid in full (an "Other Series Discharge") or (ii) there has been an Effective Cure described in paragraph (x) or (y) of the definition thereof with respect to the Series of Notes guaran-teed by such Other Guarantor ("Other Guarantee Cure"). Unless and until there has been either an Other Series Discharge or an Other Guarantee Cure, the Guarantor will not assign or otherwise transfer any such claim against such Other Guarantor to any other Person. If any amount shall be paid to the Guarantor on account of such subrogation rights at any time when there has not been either an Other Series Discharge or an Other Guarantee Cure, such amount shall be held by the Guarantor in custody for the Collateral Agent and the Noteholders, segregated from other funds of the Guarantor, and shall, forthwith upon receipt by the Guarantor, be turned over to the Collateral Agent in the exact form received by the Guarantor (duly endorsed by the Guarantor to the Collateral Agent, if required), to be applied against the Issuer Obligations, whether matured or unmatured, in such order as the Collateral Agent may determine.

        Section 2.5. Amendments, etc. with respect to the Issuer Obligations. The Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against the Guarantor and without notice to or further assent by the Guarantor, any demand for payment of any of the Issuer Obligations made by the Collateral Agent or any Noteholder may be rescinded by the Collateral Agent or such Noteholder and any of the Issuer Obligations continued, and the Issuer Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Collateral Agent or any Noteholder, and the Note Purchase Agreements and the other Issuer Related Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Collateral Agent (or the Required Holders or all Noteholders, as the case may be) may deem advisable from time to time (provided, however, that the Guarantor shall not become liable for any increase in principal outstanding pursuant to the Series 0 Issuer Obligations or principal outstanding pursuant to the Series G Issuer Obligations, in either case pursuant to an amendment to the Notes or the Note Purchase Agreements, without its express consent), and any collateral security, guarantee or right of offset at any time held by the Collateral Agent or any Noteholder for the payment of the Issuer Obligations may be sold, exchanged, waived, surrendered or released. Neither the Collateral Agent nor any Noteholder shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Issuer Obligations or for the guarantee contained in this Article II or any property subject thereto.

        Section 2.6. Guarantee Absolute and Unconditional. Subject to the terms of the Note Purchase Agreement, the Guarantor unconditionally waives any and all notice of the creation, renewal, extension or accrual of any of the Issuer Obligations and notice of or proof of reliance by the Collateral Agent or any Noteholder upon the guarantee contained in this Article II or acceptance of the guarantee contained in this Article II; the Issuer Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Article II; and all dealings between the Issuer, the Guarantor and Olin on the one hand, and the Collateral Agent and the Noteholders, on the other hand, likewise shall be conclusively presumed to have been had or consum-mated in reliance upon the guarantee contained in this Article II. The Guarantor unconditionally waives diligence, presentment, protest, demand for payment and notice of default or nonpayment or any other notice that may be required, by statute, rule of law or otherwise to preserve any rights of any Noteholder against the Guarantor, to or upon any of the Issuer, the Guarantor or any Other Guarantor with respect to the Issuer Obligations; any right to the enforcement, assertion, exercise or exhaustion by any holder of any right, power, privilege or remedy conferred in any Related Document; any requirement to mitigate the damages resulting from any default under any Related Documents, any notice of any sale, transfer or other disposition of any right, title to or interest in any Note by any holder thereof or in any other Related Document, any release of the Guarantor from its obligations hereunder resulting from any loss by it or its rights of subrogation hereunder and any other circumstance whatsoever which might constitute a legal or equitable discharge, release or defense of a guarantor or surety or which might otherwise limit recourse against the Guarantor. The Guarantor understands and agrees that the guarantee contained in this Article II shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of the Note Purchase Agreements or any other Related Document, any of the Issuer Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Collateral Agent or any Noteholder, (b) any defense, set-off, counterclaim, deduction, diminution, abatement, suspension, deferment or reduction (other than a defense of payment or performance) which may at any time be available to or be asserted by the Issuer or any other Person against the Collateral Agent or any Noteholder, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Issuer or the Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Issuer for the

Issuer Obligations, or of the Guarantor under the guarantee contained in this
Article II, in bankruptcy or in any other instance, including, without limitation:

               (i) any amendment of or change in, or termination or waiver of, any of the Related Documents (other than by an effective agreement in writing expressly amending this Guarantee as provided in Section 5.1);

               (ii) any furnishing, acceptance or release of any of the Issuer Obligations;

               (iii) any failure, omission or delay on the part of the Issuer to conform or comply with any term of any of the Related Documents or any other instrument or agreement referred to in paragraph (i) above;

               (iv) any waiver of the payment, performance or observance of any of the obligations, conditions, covenants or agreements contained in any Related Document (other than by an effective agreement in writing expressly waiving any provision of this Guarantee as provided in
          Section 5.1), or any other waiver, consent, extension, indulgence, compromise, settlement, release or other action or inaction under or in respect of any of the Related Documents or any other instrument or agreement referred to in paragraph (i) above;

               (v) any failure, omission or delay on the part of any Noteholder to enforce, assert or exercise any right, power or remedy conferred on it in this Guarantee;

               (vi) any voluntary or involuntary bankruptcy, insolvency, reorganization, arrangement, readjustment, assignment for the benefit of creditors, composition, receivership, conservatorship, custodianship, liquidation, marshalling of assets and liabilities or similar proceedings with respect to the Issuer or the Guarantor or any other person or any of their respective properties or creditors, or any action taken by any trustee or receiver or by any court in any such proceeding;

               (vii) any limitation on the liability or obligations of the Issuer or the Guarantor or any other person under any of the Related Documents, or any discharge, termination, cancellation, frustration, irregularity, invalidity or unenforceability, in whole or in part, of any of the Related Documents or any other agreement or instrument referred to in paragraph (i) above or any term hereof;

               (viii) any merger or consolidation of the Issuer or the Guarantor into or with any other corporation, or any sale, lease or transfer of any of the assets of the Issuer or the Guarantor to any other person;

               (ix) any change in the ownership or partnership structure of the Issuer, or any change in the corporate relationship between the Issuer and the Guarantor, or any termination of such relationship; or

               (x) any other occurrence, circumstance, happening or event whatsoever, whether similar or dissimilar to the foregoing, whether foreseen or unforeseen, and any other circumstance which might otherwise constitute a legal or equitable defense or discharge of the liabilities of a guarantor or surety or which might otherwise limit recourse against the Guarantor.

When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against the Guarantor, the Collateral Agent or any Noteholder may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Issuer, any Other Guarantor or any other Person or against any collateral security or guarantee for any of the Issuer Obligations or any right of offset with respect thereto, and any failure by the Collateral Agent or any Noteholder to make any such demand, to pursue such other rights or remedies or to collect any payments from any Issuer, any Other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of any Issuer, any Other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve the Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Collateral Agent or any Noteholder against the Guarantor. For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

     Section 2.7. Reinstatement. The guarantee contained in this Article II shall continue to be effective, or be automatically reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Issuer Obligations is rescinded or must otherwise be restored or returned by the Collateral Agent or any Noteholder upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Issuer or the Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Issuer or the Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made. If an event permitting the acceleration of any Issuer Obligations shall at any time have occurred and be continuing, and such acceleration of any Issuer Obligations shall at such time be prevented by reason of the pendency against the Issuer or any other Person of a case or proceeding under a bankruptcy or insolvency law, the Guarantor agrees that, for purposes of this Guarantee and the Guarantor Obligations hereunder, such Guarantor Obligations shall be deemed to have been accelerated with the same effect as if such Guarantor Obligations had been accelerated in accordance with the terms hereof, and the Guarantor shall forthwith pay the full amount of the Guarantor Obligations hereunder without further notice or demand.

        Section 2.8. Payments. The Guarantor hereby guarantees that payments hereunder will be paid to the Collateral Agent without set-off or counterclaim in United States dollars to each Noteholder as provided in the Note Purchase Agreements, or if pursuant to Section 2.2, at the office specified in Section 14.1, or by the method specified in Section 14.2 (if applicable) of the Note Purchase Agreement.

        Section 2.9. Ranking. This Guarantee shall rank at least pari passu with all other unsecured and senior unsubordinated Indebtedness of the Guarantor. Without limiting the generality of the foregoing, this Guarantee shall rank at least pari passu with any other guarantee by the Guarantor in favor of any creditors of the Issuer.


                                  ARTICLE III
                          REPRESENTATIONS AND WARRANTIES

        To induce the Purchasers to enter into the Note Purchase Agreements and to induce the Purchasers to purchase the Notes thereunder, the Guarantor hereby represents and warrants to the Collateral Agent, each Purchaser and each Noteholder that:

        Section 3.1. Organization; Power and Authority. The Guarantor is a corporation duly organized, validly existing and in good standing under the laws of Delaware, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Guarantor Material Adverse Effect. The Guarantor has the corporate power and authority to execute and deliver this Guarantee and to perform the provisions thereof.

        Section 3.2. Authorization. etc. Execution and delivery of this Guarantee has all due authorization by all necessary corporate action on the part of the Guarantor, and this Guarantee constitutes a legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, except as such enforce-ability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

        Section 3.3. Disclosure. The Guarantor, through its agent, Citicorp Securities, Inc., has delivered to each Purchaser a copy of a Private Placement Memorandum, dated August 27, 1997, including Supplement No.1 (the
"Memorandum"), relating to the transactions contemplated hereby. Except as disclosed in Schedule 3.3, this Guarantee, the Geon Portion of the Memorandum, the documents, certificates or other writings delivered to the Purchasers by or on behalf of the Guarantor in connection with the transactions contemplated hereby, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as disclosed in the Memorandum or as expressly described in Schedule 3.3, or in one of the documents, certificates or other writings identified in Schedule 3.3, since December 31, 1996, there has been no change in the financial condition or operations of the Guarantor or any Subsidiary except changes that individually or in the aggregate could not reasonably be expected to have a Guarantor Material Adverse Effect. There is no fact known to the Guarantor that could reasonably be expected to have a Guarantor Material Adverse Effect that has not been set forth herein or in the Memorandum or in the other documents, certificates and other writings delivered to the Purchasers by or on behalf of the Guarantor specifically for use in connection with the transactions contemplated hereby.

        Section 3.4. Financial Statements. The Guarantor has delivered to each Purchaser copies of the financial statements of the Guarantor contained in Exhibit B of the Memorandum. All of such financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Guarantor as of the respective dates specified in such Schedule and the consolidated results of its operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).

        Section 3.5. Compliance with Laws. Other Instruments. etc. The execu-tion, delivery and performance by the Guarantor of this Guarantee will not (j) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Guarantor under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which the Guarantor is bound or by which the Guarantor may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling or any court, arbitrator or Governmental Authority applicable to the Guarantor or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Guarantor except where such contraventions, breaches, defaults, Liens, conflicts or violations would not reasonably be expected to have, in the aggregate, a Guarantor Material Adverse Effect.

        Section 3.6. Governmental Authorizations. etc. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by (a) the Guarantor of this Guarantee or (b the Issuer of the Series G Notes except where failure to make or do such consents, approvals, authorizations, registrations, filings or declarations, would not, in the aggregate, be reasonably expected to have a Guarantor Material Adverse Effect.

        Section 3.7. Status under Certain Statutes. Neither the Guarantor nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, the Interstate Commerce Act, as amended, or the Federal Power Act, as amended.


                                   ARTICLE IV
                                   COVENANTS

        The Guarantor covenants and agrees with the Collateral Agent, the Purchasers and the Noteholders that, from and after the date of this Guarantee until all the Guarantor Obligations shall have been satisfied by cash payment in full;

        SECTION 4.1. Statements by Officers as to Default. The Guarantor will deliver to the Purchasers, within 120 days after the end of each fiscal year of the Guarantor ending after the date hereof, an Officers' Certificate, stating whether or not to the best knowledge of the signers thereof the Guarantor is in default in the performance and observance of any of the terms, provisions and conditions of this Guarantee (without regard to any period of grace or requirement of notice provided hereunder) and, if the Guarantor shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

        The Guarantor will, so long as any of the Notes are outstanding, deliver to the Purchasers, forthwith upon any Responsible Officer becoming aware of (i) any Default, Event of Default, Guarantor Default or Guarantor Event of Default or (ii) any default or event of default under any other mortgage, indenture or instrument, an Officers' Certificate specifying such Default, Event of Default, Guarantor Default, Guarantor Event of Default or default and what action the Guarantor is taking or proposes to take with respect thereto.

        SECTION 4.2. Existence. Subject to Section 4.7, the Guarantor will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises; provided, however, that the Guarantor shall not be required to preserve any such right or franchise if the Board of Directors of the Guarantor shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Guarantor and that the loss thereof would not be reasonably likely to have a Guarantor Material Adverse Effect.

        SECTION 4.3. Maintenance of Properties. The Guarantor will cause all properties used or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Guarantor may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Guarantor from discontinuing the operation or maintenance of any of such properties if such discontinuance is, in the judgment of the Guarantor, desirable in the conduct of its business or the business of any Subsidiary and not disadvantageous in any material respect to the Purchasers.

        SECTION 4.4. Payment of Taxes and Other Claims. The Guarantor will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all taxes, assessments and governmental charges levied or imposed upon the Guarantor or any Subsidiary or upon the income, profits or property of the Guarantor or any Subsidiary, and (ii) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Guarantor or any Subsidiary, provided, however, that the Guarantor shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

        SECTION 4.5. Limitations on Liens. The Guarantor shall not, and shall not permit any of its Subsidiaries to, Incur or suffer to exist any Lien on property or assets now owned or hereafter acquired to secure Indebtedness without making, or causing such Subsidiary to make, effective provision for securing the Guarantor Obligations (and, if the Guarantor shall so determine, any other Indebtedness of the Guarantor which is not subordinate to the Guarantor Obligations or of such Subsidiary) equally and ratably with such Indebtedness as to such property or assets for so long as such Indebtedness shall be so secured.

        The foregoing restrictions will not apply to Liens in respect of Indebtedness existing at the date of the Indenture or to; (i) Liens on any property existing at the time of acquisition thereof, (ii) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Guarantor or any Subsidiary; (iii) Liens on property of the Guarantor or any Subsidiary in favor of the United States of America, any state thereof, or any instrumentality of either to secure certain payments pursuant to any contract or statute; (iv) Liens to secure Indebtedness Incurred for the purpose of financing all or any part of the purchase price or the cost of construction or improvement of the property subject to such Liens, and securing only the property so purchased, constructed or improved; (v) Liens for taxes or assessments or other governmental charges or levies, Liens imposed by law, such as mechanics' and materialmen's Liens, for sums not due or sums being contested in good faith and with respect to which adequate reserves are being maintained, to the extent required by generally accepted accounting principles and Liens securing reimbursement obligations with respect to trade letters of credit, banker's acceptances and sight drafts incurred in the ordinary course of business which encumber documents and other property relating to such trade letters of credit, banker's acceptances and sight drafts; (vi) Liens to secure obligations under worker's compensation laws or similar legislation, including Liens with respect to judgments which are not currently dischargeable; (vii) Liens created by or resulting from any litigation or other proceeding which is being contested in good faith by appropriate proceedings, including Liens arising out of judgments or awards against the Guarantor or any Subsidiary with respect to which the Guarantor or such Subsidiary is in good faith prosecuting an appeal or proceedings for review or for which the time to make an appeal has not yet expired; or final unappealable judgment Liens which are satisfied within 15 days of the date of judgment; or Liens incurred by the Guarantor or any Subsidiary for the purpose of obtaining a stay or discharge in the course of any litigation or other proceeding to which the Guarantor or such Subsidiary is a party; and
(viii) Liens to secure any extension, renewal or refinancing (or successive extensions, renewals or refinancings), in whole or in part, of any Indebtedness secured by Liens referred to in the foregoing clauses (i) to (vii) so long as such Liens do not extend to any other property and the Indebtedness so secured is not increased.

        In addition to the foregoing, the Guarantor or any Subsidiary may Incur a Lien to secure Indebtedness or enter into a Sale and Leaseback Transaction, without equally and ratably securing the Guarantor Obligations, if the sum of
(a) the amount of Indebtedness subject to a Lien entered into after the date of the Indenture and otherwise prohibited by the Indenture, and (b) the Attributable Value of Sale and Leaseback Transactions entered into under Section 4.6(i) does not exceed five percent of Consolidated Tangible Assets of the Guarantor at the time of such determination.

        SECTION 4.6. Limitation on Sale and Leaseback Transactions. The Guarantor shall not, and shall not permit any of its Subsidiaries to enter into any Sale and Leaseback Transaction (except for a period not exceeding 36 months) unless (i) the Guarantor or such Subsidiary would be entitled to Incur a Lien to secure Indebtedness in an amount equal to the Attributable Value of the Sale and Leaseback Transaction in accordance with Section 4.5, without equally and ratably securing the Guarantor Obligations; or (ii) the Guarantor or the Subsidiary applies or commits to apply within 120 days an amount equal to the net proceeds of the property sold pursuant to the Sale and Leaseback Transaction to the redemption or repurchase of Notes or, if no Notes are redeemable or available for purchase, to the redemption or repayment of Guarantor Indebtedness which is pari passu to the Guarantor Obligations or, if no pari passu Indebtedness is redeemable or payable, other Guarantor or Subsidiary Indebtedness which is redeemable or payable.

        SECTION 4.7. Limitation on Consolidations. etc. (a) The Guarantor shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and the Guarantor shall not permit any person to consolidate with or merge into the Guarantor or convey, transfer or lease its properties and assets substantially as an entirety to the Guarantor, unless;

               (i) in case the Guarantor shall consolidate with or merge into another person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, the person formed by such consolidation or into which the Guarantor is merged or the person which acquires by conveyance or transfer, or which leases, the properties and assets of the Guarantor substantially as an entirety shall be a corporation, partnership or trust, shall be organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by an agreement supplemental hereto, executed and delivered to the Noteholders, in form reasonably satisfactory to the Required Holders, the due and punctual payment of the Guaranteed Obligations and the performance or observance of every covenant of this Guarantee on the part of the Guarantor to be performed or observed;

               (ii) immediately after giving effect to such transaction and treating any Debt which becomes an obligation of the Guarantor or any Subsidiary as a result of such transaction as having been incurred by the Guarantor or such Subsidiary at the time of such transaction, no Guarantor Default or Guarantor Event of Default shall have happened and be continuing;

               (iii) if, as a result of any such consolidation or merger or such conveyance, transfer or lease, properties or assets of the Guarantor would become subject to a mortgage, pledge, lien, security interest or other encumbrance which would not be permitted by this Guarantee, the Guarantor or such successor Person, as the case may be, shall take such steps as shall be necessary effectively to secure the Guarantor Obligations equally and ratably with (or prior to) all Indebtedness secured thereby; and

               (iv) the Guarantor has delivered to the Noteholders an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental agreement is required in connection with such transaction, such supplemental agreement, comply with this Section and that all conditions precedent herein provided for relating to such transaction have been complied with.

        (b) Upon any consolidation of the Guarantor with, or merger of the Guarantor into, any other Person or any conveyance, transfer or lease of the properties and assets of the Guarantor substantially as an entirety in accordance with clause (a), the successor Person formed by such consolidation or into which the Guarantor is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Guarantor under this Guarantee with the same effect as if such successor Person had been named as the Guarantor herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Guarantee and the other Related Documents.

        SECTION 4.8. Financial and Business Information; SEC and Other Reports. The Guarantor shall deliver to each holder of Notes that is an Institutional Investor

        (a) within 75 days alter the end of each quarterly fiscal period in each fiscal year of the Guarantor (other than the last quarterly fiscal period of each such fiscal year), a copy of,

               (i) a balance sheet of the Guarantor as at the end of such quarter, and

               (ii) statements of income, changes in stockholders' equity and cash flows of the Guarantor, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Responsible Officer of the Guarantor as fairly presenting, in all material respects, the financial position of the entity being reported on and its results of operations and cash flows, subject to changes resulting from year-end adjustments provided that it is understood and agreed that the delivery of the Guarantor's Form 10-Q containing the Guarantor's quarterly financial statements as filed with the Securities and Exchange Commission shall satisfy the requirements of this paragraph (a);

        (b) within 120 days after the end of each fiscal year of the Guarantor ending after the date hereof, a copy of:

               (i) a consolidated balance sheet of the Guarantor, as at the end of such year, and

               (ii) consolidated statements of income, changes in stock-holders' equity and cash flows of the Guarantor, for such year.

setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the entity being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances provided that it is understood and agreed that the delivery of the Guarantor's Form 10-K containing the Guarantor's annual financial statements as filed with the Securities and Exchange Commission shall satisfy the requirements of this paragraph (b); and

               (c) promptly upon their becoming available, one copy of (i) each financial statement, report, notice or proxy statement sent by the Guarantor or any Subsidiary to public securities holders generally, and (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto filed by the Guarantor or any Subsidiary with the Securities and Exchange Commission and of all press releases and other statements made available generally by the Guarantor or any Subsidiary to the public concerning developments that are Material.

        SECTION 4.9. Inspection. If a Guarantor Event of Default exists and if the Guarantor has not complied with its obligations pursuant to Section 2.2 of the Guarantee within three days of the Guarantor Event of Default first occurring then the Guarantor shall permit the representatives of each holder of Notes that is an Institutional Investor at the expense of the Guarantor to visit and inspect any of the offices or properties of the Guarantor, to examine all of its books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss its affairs, finances and accounts with representatives of the Guarantor, the independent public accountants of the Guarantor (and by this provision the Guarantor authorizes such accountants to discuss the affairs, finances and accounts of the Guarantor), all at such times and as often as may be requested, provided, that the Guarantor shall not be required to disclose information from a non-affiliated third party which is subject to a confidentiality agreement nor waive any reasonable claim of privilege, and provided further, that the holders will attempt in good faith (such good faith to take into account that a Guarantor Event of Default then exists) to coordinate their inspections so as not to cause an unnecessary burden on the Guarantor.

        SECTION 4.10. Restrictions on Payment. The Guarantor will not and will not permit any of its Affiliated to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except upon the purchase, redemption, payment or prepayment of the Notes in accordance with the terms of the Note Purchase Agreements and the Notes or Section 2.2 of this Guarantee, or pursuant to an offer made pro rata and on the same terms to the holders of all the Notes.

                                   ARTICLE V
                                 MISCELLANEOUS

        Section 5.1. Amendments in Writing. (a) None of the terms or provi-sions of this Guarantee may be waived, amended, supplemented or otherwise modified except in accordance with Section 17 of the Note Purchase Agreements, including without limitation Section 17.4 thereof.

        (b) The Guarantor will not and will not permit any of its Affiliates to pay or cause to be paid, directly or indirectly, any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes or any waiver or amendment of any of the terms and provisions hereof or of the Note Purchase Agreements or any other Related Document unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

        (c) The Guarantor will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of any Related Document. The Guarantor will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of Section 17 of the Note Purchase Agreements to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the Required Holders.

        (d) The Guarantor agrees that upon the timely occurrence of an Effective Cure described in clause (x) or (y) of the definition thereof following the occurrence of a Bankruptcy Event with respect to the Guarantor, all rights and remedies of the holders under this Guarantee shall be automatically assigned to the Non-Defaulting Guarantor and the Non-Defaulting Guarantor, and not the holders, the Required Holders or the Collateral Agent, shall have the right to consent to any amendment or waiver of this Guarantee.

        Section 5.2. Notices. All notices, requests and demands to or upon the Collateral Agent or the Guarantor hereunder shall be effected in the manner provided for in Section 18 of the Note Purchase Agreements; provided that any such notice, request or demand to or upon the Guarantor shall be addressed to the Guarantor at its notice address set forth on Schedule 5.2.

        Section 5.3. No Waiver by Course of Conduct. Cumulative Remedies. Neither the Collateral Agent nor any Purchaser or Noteholder shall by any act (except by a written instrument pursuant to Section 5.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default, Event of Default or Guarantor Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Collateral Agent or any Purchaser or any Note- holder, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Collateral Agent or any Purchaser or any Noteholder of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Collateral Agent or such Purchaser or Noteholder would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

        Section 5.4. Enforcement Expenses, Indemnification. (a) The Guarantor agrees to pay or reimburse each Purchaser, each Noteholder and the Collateral Agent for all its reasonable out-of-pocket costs and expenses incurred in collecting against the Guarantor under the guarantee contained in Article II or otherwise enforcing or preserving any rights under this Guarantee and the other Related Documents to which the Guarantor is a party, including, without limitation, the reasonable fees and disbursements of one firm of counsel to the Purchasers, the Noteholders and the Collateral Agent.

        (b) The Guarantor agrees to pay, and to save the Collateral Agent, the Purchasers and each Noteholder harmless from, any and all liabilities with respect to (or resulting from any delay in paying) any and all stamp, documentary, excise, sales or other taxes, assessments, levies or governmental charges (other than income taxes and franchise taxes) which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Guarantee.

        (c) The Guarantor agrees to pay, and to save the Collateral Agent, the Purchasers and the Noteholders harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, out-of-pocket costs and expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Guarantee to the extent the Issuer would be required to do so pursuant to the Collateral Agreement.

        (d) The agreements in this Section 5.4 shall survive repayment of the Obligations and all other amounts payable under the Note Purchase Agreements and the other Related Documents. The Guarantor's obligations in this Section 5.4 are in addition to its obligations under Article IV.

        Section 5.5. Successors and Assigns. This Guarantee shall be binding upon the successors and assigns of the Guarantor and shall inure to the benefit of the Collateral Agent, the Purchasers and the Noteholders and their permitted successors and permitted assigns; provided that the Guarantor may not assign, transfer or delegate any of its rights or obligations (a "Guarantor Transfer") under this Guarantee without the prior written consent of all the Noteholders. Notwithstanding the foregoing, if holders of at least 80% of the outstanding principal amount of the Notes (exclusive of Notes then owned by the Guarantor, the Other Guarantor, the Issuer or any of their respective Affiliated) consent to a Guarantor Transfer, and the Issuer prepays the Notes of the nonconsenting Noteholders pursuant to Section 8.2(d) of the Note Purchase Agreements, then such Guarantor Transfer may be effected.

        Section 5.6. Counterparts. This Guarantee may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

        Section 5.7. Severability. Any provision of this Guarantee that is pro-hibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

        Section 5.8. Section Headings. The Section headings used in this Guarantee are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

        Section 5.9. Integration. This Guarantee and the other Related Docu-ments represent the agreement of the Guarantors, the Collateral Agent, the Purchasers and the Noteholders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Collateral Agent, any

Purchaser or any Noteholder relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Related Documents.

        Section 5.10. Governing Law. This Guarantee shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York, without giving effect to its principles or rules of conflict of laws to the extent such principles or rules would require the application of the laws of another jurisdiction.

        Section 5.11. Litigation; Waivers. The Guarantor hereby irrevocably and unconditionally;

               (a) submits in any legal action or proceeding relating to this Guarantee and the other Related Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, whether in tort, in contract or at law or in equity, to the exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof,

               (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding brought in any such court or the jurisdiction of any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

               (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (return receipt requested), postage prepaid, to the Guarantor at its address referred to in Section 5.2 or at such other address of which the Collateral Agent shall have been notified pursuant thereto; and

               (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law.

        Section 5.12. WAIVER OF JURY TRIAL. THE GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS GUARANTEE OR ANY OTHER RELATED DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

        IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee to be duly executed and delivered as of the date first above written.



                                             THE GEON COMPANY


                                             By:/s/Jean M. Mikiosko
                                                ----------------------
                                                Title; Treasurer

                                   GUARANTEE

                                  SCHEDULE 3.3

                                   DISCLOSURE


Guarantor's Form 1OQ for quarter ended September 30, 1997 is incorporated herein by reference.

                                   GUARANTEE

                                  SCHEDULE 5.2

                                    NOTICES


The Geon Company
One Geon Center
Avon Lake, OH 44012
Attn:   Secretary
Facsimile: (440) 930-3830


With copy to:

The Geon Company
One Geon Center
Avon Lake, OH 44012
Attn:   Treasurer
Facsimile: (440) 930-3727